Exhibit 99.1

SandRidge Announces Sale of Its Gulf of Mexico Business and an Enhanced

Mid-Continent Growth Strategy

OKLAHOMA CITY, Jan. 7, 2014 /PRNewswire/ — Prompted by ongoing drilling success in its onshore operations and a more focused Mid-Continent strategy, SandRidge Energy, Inc. (NYSE: SD) (“SandRidge”) today announced the sale of its Gulf of Mexico business, which comprises all of SandRidge’s Gulf of Mexico and Gulf Coast properties, to Fieldwood Energy LLC, for $750 million of cash and the assumption of $370 million of abandonment liabilities and subject to customary purchase price adjustments. SandRidge will also retain a 2.0% overriding royalty interest in certain exploration prospects. The proceeds are expected to be reinvested over time in the company’s Mid-Continent drilling projects. SandRidge also announced revised guidance for 2014, including production growth of 26% in 2014, an increase from the previous guidance of 12% growth.

“Given our status as a premier operator in the Mid-Continent, where we have established competitive advantages including infrastructure networks, sub-surface knowledge and a best-in-class cost structure, we have elected to further focus our efforts into developing this area. Based on our confidence in the asset base, we will increase the pace of development in our six county de-risked focus area where we have over a decade of drilling locations,” commented James Bennett, SandRidge’s President and CEO.

Mr. Bennett further commented, “This transaction provides us with pro-forma liquidity of over $2.0 billion, while maintaining a leverage ratio under 3.0x. Our growing cash flow plus the availability of additional reserves based borrowings are envisioned to fund our growth strategy. SandRidge is now a high growth, Mid-Continent focused company.”

In 2014, the company will redeploy the capital expenditures that were previously allocated to Gulf of Mexico development into its Mid-Continent assets. SandRidge plans to add three additional rigs during the second quarter of the year, resulting in the drilling of approximately 30 additional gross wells compared to the previous budget. The company now expects to exit 2014 with 29 rigs operating in its Mid-Continent acreage, where it continues to discover, delineate and develop new, high rate-of-return opportunities.

The company is updating 2014 guidance provided on November 5, 2013 to adjust for the impact of the divestiture. The company expects to produce 29.3 MMBoe in 2014, which includes 1.0 MMBoe of production from Gulf of Mexico assets prior to the closing of the transaction. This compares to pro-forma 2013 estimated production of 22.4 MMBoe, after adjusting for divested Gulf of Mexico and Permian properties, and results in 26% organic year-over-year production growth. The company anticipates capital expenditures of $1.475 billion in 2014. The redeployment of offshore capital expenditures is expected to result in 2014 production of 23.2 MMBoe in the Mid-Continent, representing production growth of 37% over estimated 2013 levels.

The assets divested had proved reserves at December 1, 2013 of 29 MMBbls of liquids and 168 Bcf of natural gas, as determined by Netherland, Sewell & Associates, and daily production of approximately 23.5 MBoe/d over the past month, of which approximately 48% was natural gas. The 2.0% overriding interest SandRidge will retain in exploration projects encompasses the deep Miocene prospects in Green Canyon 65 (Bullwinkle area) and South Pass 60 blocks. The transaction is expected to close during the first quarter of 2014, subject to customary closing conditions and will have an effective date of December 1, 2013. RBC Richardson Barr acted as financial advisor to the company in connection with the transaction.

The company will host a conference call to discuss these results on Tuesday, January 7, 2014 at 8:00am CST. The telephone number to access the conference call from within the U.S. is 866-318-8614 and from outside the U.S. is 617-399-5133. The passcode for the call is 97031334. An audio replay of the call will be available from January 7, 2014 until 11:59 pm CST on February 6, 2014. The number to access the conference call replay from within the U.S. is 888-286-8010 and from outside the U.S. is 617-801-6888. The passcode for the replay is 38026916.

A live audio webcast of the conference call as well as presentation slides to be viewed in conjunction with the above announcement are available on the company’s website, www.sandridgeenergy.com, under Investor Relations/ Presentations & Events. Additional Guidance detail is available on the company’s website under Investor Relations/Guidance. The webcast and slides will be archived on the company’s website for 30 days.

Cautionary Note to Investors:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the information appearing under the heading “Operational Guidance.” These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. The forward-looking statements include projections and estimates of drilling plans, oil and natural gas production, and capital spending. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in (a) Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2012 and (b) comparable “risk factors” sections of our Quarterly Reports on Form 10-Q filed thereafter. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

About SandRidge Energy:

SandRidge Energy, Inc. is an oil and natural gas company headquartered in Oklahoma City, Oklahoma with its principal focus on exploration and production. SandRidge and its subsidiaries also own and operate gas gathering and processing facilities and conduct marketing operations. In addition, Lariat Services, Inc., a wholly-owned subsidiary of SandRidge, owns and operates a drilling rig and related oil field services business. SandRidge focuses its exploration and production activities in the Mid-Continent region of the United States. SandRidge’s internet address is www.sandridgeenergy.com.

Contact:

Duane M. Grubert

EVP - Investor Relations and Strategy

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102

(405) 429-5515